Exhibit 10.15

Dated: 1999

(1)	Copyover Holdings Limited

(2)	DIA Group Limited

(3)	Sysgenics Limited

(3)	Metastorm Inc.

LICENCE TO UNDERLET

relating to

1C Alwyne Road, Wimbledon SW19

EVERSHEDS Solicitors

LICENCE TO UNDERLET

DATE:

PARTIES:

(1)

“the Landlord”

Copyover Holdings Limited of Eagle Street Don Road St Helier Jersey Channel Islands

(2)

“the Tenant”

DIA Group Limited whose registered office is at Concorde House 10-12 London Road Maidstone Kent ME16 8QF

(3)

“the Undertenant”

Sysgenics Limited whose registered office is at Central House 1 Alwyne Road Wimbledon London SW19 7AB

(34)

“the Surety”

Metastorm Inc whose principal office is at 836 Ritchie Highway Building 16 Severna Park Maryland USA whose address for service in the UK is Charter House The Square Lower Bristol Road Bath BA2 3BH

1.             DEFINITIONS

In this licence the following words or expressions have the following meanings:

1.1

“the Lease”

the lease described is Schedule 1

1.2

“the Premises”

the property described in Schedule 2

1.3

“the Underlease”

as underlease in the form of the annexed draft by which the Underlet Premises are to be demised to the Undertenant

1.4

“the Underlet Premises”

the whole of the Premises

2.             INTERPRETATION

2.1           If any party to this licence at any time consists of more than one person the obligations of those persons are joint and several

2.2           References to any person who is a party to this licence include references to that person’s successors-in-title

2.3           References to “the Lease” incorporate references to all deeds and documents which are supplemental to the Lease immediately before the date of this deed and this licence is supplemental to the Lease

2.4           Words importing gender include the masculine feminine and neuter genders

2.5           The clause headings do not affect the construction of this licence and any reference to a clause or Schedule not otherwise attributed is a reference to a clause or Schedule of this licence

3.             REQUEST TO UNDERLET

3.1           The Premises remain vested in the Tenant for the unexpired period of the term of the Lease and the reversion expectant on the determination of that term is now vested in the Landlord

3.2           The Tenant has requested the Landlord’s permission to underlet the Underlet Premises to the Undertenant and the Landlord has agreed to grant permission on the terms set out in this licence

4.             GRANT OF LICENCE

The Landlord permits the Tenant to grant the Underlease to the Undertenant subject to compliance with the provisions of this licence

5.             TENANT’S COVENANTS

The Tenant covenants with the Landlord:

5.1           not to allow the Undertenant into possession or occupation of the whole or any part of the Underlet Premises until the Underlease is completed

5.2           not whether expressly or by implication to vary the provisions of the Underlease nor to waive any rights in respect of any breach of the covenants and conditions in the Underlease without the written consent of the Landlord but to take all such steps as are lawfully available to the Tenant (including re-entry) to enforce such covenants and conditions

5.3           to pay on demand and indemnify the Landlord against all reasonable and proper costs fees disbursements and expenses (including any VAT and extending to the costs etc of professional advisers and agents) incurred in connection with the Underlease and with this licence

5.4           not to grant the Underlease until the Tenant has supplied the Landlord and the Superior Landlord with a certified copy of an Order of the Court made under s.38(4) of the Landlord and Tenant Act 1954 (as amended) authorising the agreement to be contained in the Underlease excluding the provisions of ss.24 to 28 (inclusive) of that Act

5.5           to take all requisite steps to ensure that the Undertenant does not acquire protection under the Landlord and Tenant Act 1954

6.             UNDERTENANT’S COVENANTS

The Undertenant covenants with the Landlord that as from the date of completion of the Underlease and during the term granted by the Underlease and any extension or continuation of that term and any holding over whether arising by operation of law or otherwise (unless the Undertenant is released earlier by virtue of the Landlord and Tenant (Covenants) Act 1995) it will perform and observe the covenants on the part of the lessee and the conditions in the Lease (other than the covenant to pay the rent reserved by the Lease) and the covenants on the part of the Undertenant and conditions in the Underlease and will indemnify the Landlord against all actions costs losses claims demands and liabilities arising from any breach of those covenants and conditions

7.             AGREEMENTS AND DECLARATIONS

7.1           This licence is restricted to the particular underletting hereby authorised and the covenants in the Lease dealing with assignment and underletting remain in full force and effect

7.2           Except for clause 5.3 the licence granted in clause 4 will terminate two months after the date of this deed unless within that period the Underlease is completed and registered with the Landlord’s solicitors but termination does not oblige the Landlord to refund any payments made under clause 5.3 nor prejudice any accrued right of action vested in the Landlord or arising from any earlier breach by the Tenant or the Undertenant of their obligations under this licence

7.3           The forfeiture provisions in the Lease are exercisable by the Landlord not only on the happening of any of the events mentioned in those provisions but also on any breach of any covenant on the part of the Tenant in this licence

7.4           Nothing in this licence waives any breach of the obligations of the Tenant under the Lease which may have occurred prior to the date of this license

8.             SURETY’S COVENANT

The Surety covenants with the Landlord:

8.1           that the Undertenant will perform and observe the covenants on its part and the conditions in this licence and that if the Undertenant defaults the Surety will perform or observe the covenants or conditions in respect of which the Undertenant is in default

8.2           the Surety will on demand make good and indemnity the Landlord against all losses damages costs and expenses arising or incurred by the Landlord out of the Undertenant’s default notwithstanding any time or indulgence granted by the Landlord to the Undertenant or any neglect or forbearance of the Landlord in enforcing the observance or performance of the covenants or conditions of this licence or anything else which would have released the Surety if it were not for this provision

9.             JURISDICTION

This agreement shall be governed by and construed in accordance with the law of England and Wales and each party agrees to submit to the exclusive jurisdiction of the court of England and Wales.

EXECUTED as a deed and delivered on the date stated at the beginning of this deed

SCHEDULE 1

(Details of the Lease)

Date:	6th May 1987

Original Parties:	Clandean Securities Limited (1) Design In Action Limited (2) Lopex Public Limited Company (3)

Term:	25 years from and including 25th March 1987

Initial Rent:	£81,500 (eighty one thousand five hundred pounds)

SCHEDULE 2

(Description of the Premises)

All that land and buildings on the South East side of Alwyne Road Wimbledon known as 1C Alwyne Road Wimbledon London SW19

THE COMMON SEAL of	)
COPYOVER HOLDINGS LIMITED	)
was affixed in the presence of:	)

Director

Secretary

THE COMMON SEAL of	)
DIA GROUP LIMITED	)
was affixed in the presence of:	)

Director

Secretary

THE COMMON SEAL of	)
SYSGENICS LIMITED	)
was affixed in the presence of:	)

Director

Secretary

THE COMMON SEAL of	)
METASTORM INC.	)
was affixed in the presence of:	)

Director

Secretary

Dated:

(1)	DIA GROUP LIMITED

(2)	SYSGENICS LIMITED

(3)	METASTORM INC.

counterpart UNDERLEASE

-of-

Central House, Alwyne Road, Wimbledon

UNDERLEASE dated	1999

BETWEEN:

(1)          “The Landlord” DIA Group Limited whose registered office is at Concorde House, 10-12 London Road, Maidstone, Kent ME16 8QF.

(2)          “The Tenant” Sysgenics Limited whose registered office is at Central House, 1 Alwyne Road, Wimbledon, London SW19 7AB

(3)          “The Surety” Metastorm Inc whose principal office is at 836 Ritchie Highway, Building 16, Severna Park, Maryland, USA.

1.           In this lease:

1.1           Whenever there is more than one tenant, all their obligations can be enforced against all of the tenants jointly and against each individually.

1.2           Any obligation to pay money refers to a sum exclusive of value added tax and any such tax charged on it is payable in addition.

1.3           “The Head Lease” means the lease dated 6 May 1987 and made between Clandean Securities Limited (1) the Landlord (2) and Lopex Public Limited Company (3) and any lease or leases superior to the Head Lease.

1.4           References to the “Superior Landlord” shall include successors in title and shall include all Superior Landlords however remote.

1.5           The expression “the demised premises” means the premises known as Central House, Alwyne Road, Wimbledon as demised by the Head Lease.

1.6           Expressions used in this lease shall unless the context otherwise requires have the meanings given to them in the Head Lease.

1.7           Reference to any right exercisable by the Landlord or any right exercisable by the Tenant in common with the Landlord shall be construed as including (where appropriate) the exercise of such right:

(i)            by the Superior Landlord and all persons authorised by the Superior Landlord and

(ii)           in common with all other persons having a like right.

2.             The Landlord demises to the Tenant the demised premises for a term commencing on                                                          1999 and ending on 21 March 2012 together with the benefit of the rights set out in the First Schedule to the Head Lease but subject to the rights easements quasi-easements and privileges and matters referred to in clause 2 of the Head Lease paying to the Landlord FIRSTLY the yearly rent of one hundred and eleven thousand four hundred and twenty pounds (£111,420) until 31 December 1999 and thereafter one hundred and ninety thousand pounds (£190,000) subject to review as set out in the Second Schedule to the Head Lease the first payment to be an apportioned amount in respect of the period from                                    1999 to                                                  1999 and to be paid on                                              1999 and thereafter to be paid in advance on the usual quarter days by equal quarterly installments AND SECONDLY by way of further rent a sum or sums equal to the amounts paid by the Landlord to the Superior Landlord in respect of its insurance obligations in the Head Lease and costs of insurance valuations such further rent to be paid on demand.

3.             Terms

3.1           Except as to:

3.1.1                     the term and

3.1.2                     the rent reserved

this Lease is made upon the same terms and subject to the same covenants provisos and conditions as are contained in the Head Lease as if the same were set out in this Lease.

3.2           The yearly rent shall be reviewed as set out in the Second Schedule to the Head Lease.

4.1           The Tenant covenants with the Landlord:

4.1.1                     to observe and perform the covenants and conditions on the part of the tenant in the Head Lease other than the covenants to pay the rents reserved in clause 2 of the Head Lease.

4.1.2                     to indemnify the Landlord against any actions proceedings claims damages costs expenses or losses arising from any breach non-observance or non-performance of the covenants on the part of the Tenant contained herein either expressly or by reference to the Head Lease.

4.2           The Landlord covenants with the Tenant:

4.2.1                     to pay the rents reserved in clause 2 of the Head Lease.

4.2.2                     on request of the Tenant to take all reasonable steps to enforce the insurance covenants on the part of the Superior Landlord.

5.             The Surety covenants with the Landlord in the same terms as clause 6 of the Head Lease as if the same were set out in this Lease.

6.             The Surety agrees that service of any notice or proceedings upon it may be effected at Central House, 1 Alwyne Road, Wimbledon, London SW19 7AB or at any other address notified in writing to the Landlord in substitution for it.

7.             Court Order

By an order of the Mayors and City of London Court dated the                      1999 (number of matter:                                 ) made pursuant to the provisions of section 38(4) of the Landlord and Tenant Act 1954 it is hereby declared that the provisions of sections 24 to 28 inclusive of the Landlord & Tenant Act 1954 (as amended) are excluded from the operation of this Lease.

IN WITNESS of which the parties have executed this Lease as a Deed

SIGNED as a DEED for and on behalf of	)
Sysgenics Limited by	)

Director           illegible

Secretary

SIGNED as a DEED for and on behalf of	)
Metastorm Inc by	)

Director           illegible

Secretary